UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 7, 2008
PEERLESS MFG. CO.
(Exact Name Of Registrant As Specified In Charter)

Texas	001-33453	75-0724417
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On April 7, 2008, Peerless Mfg. Co. (“Peerless”) entered into a Stock Purchase Agreement (the “Agreement”) with Nitram Energy, Inc. (“Nitram”) and each of Nitram’s existing shareholders. The Agreement has been approved by the Board of Directors of Peerless and the Board of Directors and shareholders of Nitram.
     Pursuant to the Agreement, Peerless will acquire all outstanding shares of Nitram for an aggregate purchase price of $65,000,000, subject to adjustment as set forth in the Agreement. Peerless has obtained financing commitments to fund the purchase price.
     The Agreement includes customary representations and covenants, including indemnification provisions in the event of a breach of the Agreement. The closing of the transactions contemplated by the Agreement is expected to occur in the quarter ended June 30, 2008 and is subject to customary conditions, including receipt of financing on terms and conditions no less favorable than the existing financing commitments obtained by Peerless.
     The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached as Exhibit 2.1 to this report, which exhibit is incorporated herein by reference.
Forward-Looking Information
     Certain statements contained in this report that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results to be materially different from those expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” “will” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for these forward-looking statements.
     In order to comply with the terms of the safe harbor, Peerless notes that a variety of factors could cause actual results to differ materially from the anticipated results expressed in such forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that would result in the termination or delay of the proposed acquisition contemplated by the Agreement, (2) the inability to complete the proposed acquisition due to the failure of Peerless or Nitram to satisfy any of the conditions to the closing of the proposed acquisition, (3) the failure to obtain the necessary financing to complete the proposed acquisition, (4) risks that the proposed acquisition disrupts the current plans and operations of Peerless, Nitram or both and the potential difficulties in employee retention as a result of the acquisition, and (5) the risk that Peerless will not realize the expected benefits from the proposed acquisition. Other important information regarding factors that may affect Peerless’ future performance is included in Peerless’ Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and other public reports that Peerless files with the Securities and Exchange Commission.

     Peerless undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances occurring after the date of this report, or to reflect the occurrence of other events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The inclusion of any statement in this report does not constitute an admission by Peerless or any other person that the events or circumstances described in such statement are material.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

2.1*	Stock Purchase Agreement dated April 7, 2008, by and among Peerless Mfg. Co., Nitram Energy, Inc. and the shareholders of Nitram Energy, Inc.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule to the Stock Purchase Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS MFG. CO.
	By:	/s/ Henry G. Schopfer, III
Henry G. Schopfer, III
Date: April 8, 2008		Chief Financial Officer